As filed with the Securities and Exchange Commission on January 2, 2018

Registration No. 333-211285

Registration No. 333-204112

Registration No. 333-196018

Registration No. 333-196016

Registration No. 333-196015

Registration No. 333-188675

Registration No. 333-181521

Registration No. 333-174170

Registration No. 333-166654

Registration No. 333-159077

Registration No. 333-151942

Registration No. 333-150807

Registration No. 333-142615

Registration No. 333-133854

Registration No. 333-124677

Registration No. 333-113945

Registration No. 333-75744

Registration No. 333-75742

Registration No. 333-93773

Registration No. 333-53531

Registration No. 333-19215

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

No. 1 to Form S-8 Registration Statement No. 333-211285

No. 1 to Form S-8 Registration Statement No. 333-204112

No. 1 to Form S-8 Registration Statement No. 333-196018

No. 1 to Form S-8 Registration Statement No. 333-196016

No. 1 to Form S-8 Registration Statement No. 333-196015

No. 1 to Form S-8 Registration Statement No. 333-188675

No. 1 to Form S-8 Registration Statement No. 333-181521

No. 1 to Form S-8 Registration Statement No. 333-174170

No. 1 to Form S-8 Registration Statement No. 333-166654

No. 1 to Form S-8 Registration Statement No. 333-159077

No. 2 to Form S-8 Registration Statement No. 333-151942

No. 1 to Form S-8 Registration Statement No. 333-150807

No. 1 to Form S-8 Registration Statement No. 333-142615

No. 1 to Form S-8 Registration Statement No. 333-133854

No. 1 to Form S-8 Registration Statement No. 333-124677

No. 1 to Form S-8 Registration Statement No. 333-113945

No. 1 to Form S-8 Registration Statement No. 333-75744

No. 1 to Form S-8 Registration Statement No. 333-75742

No. 2 to Form S-8 Registration Statement No. 333-93773

No. 2 to Form S-8 Registration Statement No. 333-53531

No. 2 to Form S-8 Registration Statement No. 333-19215

UNDER

THE SECURITIES ACT OF 1933

POTASH CORPORATION OF SASKATCHEWAN INC.

(Exact name of registrant as specified in its charter)

Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 500, 122 – 1st Avenue South Saskatoon, Saskatchewan, Canada S7K 7G3
(Address of principal executive offices, including zip code)

Potash Corporation of Saskatchewan Inc. 2016 Long-Term Incentive Plan

Potash Corporation of Saskatchewan Inc. 2015 Performance Option Plan

PCS U.S. Employees’ Savings Plan for Collectively Bargained Employees

PCS U.S. Employees’ Savings Plan

Potash Corporation of Saskatchewan Inc. 2014 Performance Option Plan

Potash Corporation of Saskatchewan Inc. 2013 Performance Option Plan

Potash Corporation of Saskatchewan Inc. 2012 Performance Option Plan

Potash Corporation of Saskatchewan Inc. 2011 Performance Option Plan

Potash Corporation of Saskatchewan Inc. 2010 Performance Option Plan

Potash Corporation of Saskatchewan Inc. 2009 Performance Option Plan

PCS Nitrogen 401(k) Savings Plan

White Springs Agricultural Chemicals Inc. Savings and Investment Plan for Collective Bargaining Employees

Potash Corporation of Saskatchewan Inc. 2008 Performance Option Plan

Potash Corporation of Saskatchewan Inc. 2007 Performance Option Plan

Potash Corporation of Saskatchewan Inc. 2006 Performance Option Plan

Potash Corporation of Saskatchewan Inc. 2005 Performance Option Plan

Potash Corporation of Saskatchewan Inc. Stock Option Plan – Officers and Employees

Potash Corporation of Saskatchewan Inc. Stock Option Plan – Directors

Potash Corporation of Saskatchewan Inc. Deferred Share Unit Plan for Non-Employee Directors

Potash Corporation of Saskatchewan Inc. Stock Option Plan – Officers and Key Employees

(Full title of the plans)

Joseph A. Podwika

Senior Vice President, General Counsel and Secretary

Potash Corporation of Saskatchewan Inc.

Suite 500, 122 – 1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

(Name and address of agent for service)

(306) 933-8500

(Telephone number, including area code, of agent for service)

Copies to:

Joel T. May Neil M. Simon Jones Day 1420 Peachtree Street, N.E. Suite 800 Atlanta, Georgia 30309-3053 (404) 521-3939	Christopher J. Cummings Edwin S. Maynard Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments relate to the following registration statements on Form S-8 (collectively, the “Registration Statements”) filed by Potash Corporation of Saskatchewan Inc. (“PotashCorp”) with the Securities and Exchange Commission:

•	File No. 333-211285 registering (i) 21,000,000 common shares, no par value, of PotashCorp (“Common Shares”) for issuance under the Potash Corporation of Saskatchewan Inc. 2016 Long-Term Incentive Plan;

•	File No. 333-204112 registering 3,500,000 Common Shares for issuance under the Potash Corporation of Saskatchewan Inc. 2015 Performance Option Plan;

•	File No. 333-196018 registering 2,000,000 Common Shares for issuance under the PCS U.S. Employees’ Savings Plan for Collectively Bargained Employees;

•	File No. 333-196016 registering 5,000,000 Common Shares for issuance under the PCS U.S. Employees’ Savings Plan;

•	File No. 333-196015 registering 3,500,000 Common Shares for issuance under the Potash Corporation of Saskatchewan Inc. 2014 Performance Option Plan;

•	File No. 333-188675 registering 3,000,000 Common Shares for issuance under the Potash Corporation of Saskatchewan Inc. 2013 Performance Option Plan;

•	File No. 333-181521 registering 3,000,000 Common Shares for issuance under the Potash Corporation of Saskatchewan Inc. 2012 Performance Option Plan;

•	File No. 333-174170 registering 3,000,000 Common Shares for issuance under the Potash Corporation of Saskatchewan Inc. 2011 Performance Option Plan;

•	File No. 333-166654 registering 1,000,000 Common Shares for issuance under the Potash Corporation of Saskatchewan Inc. 2010 Performance Option Plan, as adjusted to reflect the three-for-one stock split effected by PotashCorp on February 24, 2011 (the “2011 Stock Split”);

•	File No. 333-159077 registering 1,000,000 Common Shares for issuance under the Potash Corporation of Saskatchewan Inc. 2009 Performance Option Plan, as adjusted to reflect the 2011 Stock Split;

•	File No. 333-151942 registering 500,000 Common Shares for issuance under the PCS Nitrogen 401(k) Savings Plan and White Springs Agricultural Chemicals, Inc. Savings and Investment Plan for Collective Bargaining Employees, as adjusted to reflect the 2011 Stock Split;

•	File No. 333-150807 registering 1,000,000 Common Shares for issuance under the Potash Corporation of Saskatchewan Inc. 2008 Performance Option Plan, as adjusted to reflect the 2011 Stock Split;

•	File No. 333-142615 registering 1,000,000 Common Shares for issuance under the Potash Corporation of Saskatchewan Inc. 2007 Performance Option Plan, as adjusted to reflect the three-for-one stock split effected by PotashCorp on May 29, 2007 (the “2007 Stock Split”) and the 2011 Stock Split;

•	File No. 333-133854 registering 1,400,000 Common Shares for issuance under the Potash Corporation of Saskatchewan Inc. 2006 Performance Option Plan, as adjusted to reflect the 2007 Stock Split and the 2011 Stock Split;

•	File No. 333-124677 registering 1,200,000 Common Shares for issuance under the Potash Corporation of Saskatchewan Inc. 2005 Performance Option Plan, as adjusted to reflect the 2007 Stock Split and the 2011 Stock Split;

•	File No. 333-113945 registering 4,000,000 Common Shares for issuance under the Potash Corporation of Saskatchewan Inc. Stock Option Plan – Officers and Employees and the Potash Corporation of Saskatchewan Inc. Stock Option Plan – Directors, as adjusted to reflect the two-for-one stock split effected by PotashCorp on August 17, 2004 (the “2004 Stock Split” and, together with the 2007 Stock Split and the 2011 Stock Split, the “Stock Splits”);

•	File No. 333-75744 registering 1,875,250 Common Shares for issuance under the Potash Corporation of Saskatchewan Inc. Stock Option Plan – Directors and the Potash Corporation of Saskatchewan Inc. Stock Option Plan – Officers and Employees, as adjusted to reflect the Stock Splits;

•	File No. 333-75742 registering 100,000 Common Shares for issuance under The Potash Corporation of Saskatchewan Inc. Deferred Share Unit Plan for Non-Employee Directors, as adjusted to reflect the Stock Splits;

•	File No. 333-93773 registering 500,000 Common Shares for issuance under the PCS U.S. Employees’ Savings Plan, as adjusted to reflect the Stock Splits;

•	File No. 333-53531 registering 5,000,000 Common Shares for issuance under the Potash Corporation of Saskatchewan Inc. Stock Option Plan – Officers and Key Employees and the Potash Corporation of Saskatchewan Inc. Stock Option Plan – Directors, as adjusted to reflect the Stock Splits; and

•	File No. 333-19215 registering 1,000,000 Common Shares for issuance under the Potash Corporation of Saskatchewan Inc. Stock Option Plan – Officers and Key Employees and the Potash Corporation of Saskatchewan Inc. Stock Option Plan – Directors, as adjusted to reflect the Stock Splits.

On January 1, 2018, pursuant to an arrangement agreement, dated September 11, 2016, between PotashCorp and Agrium Inc. (“Agrium”), PotashCorp became a wholly owned subsidiary of Nutrien Ltd. (“Nutrien”), a parent entity formed to manage and hold the combined businesses of PotashCorp and Agrium as a result of the transactions under a plan of arrangement under the Canada Business Corporations Act, involving, among others, Nutrien, PotashCorp and Agrium (the “Arrangement”).

As a result of the completion of the Arrangement, PotashCorp has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by PotashCorp in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, PotashCorp hereby removes from registration all of such securities registered but unsold under the Registration Statements as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the post-effective amendments to the registration statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Province of Saskatchewan, Canada, on January 2, 2018.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Joseph A. Podwika
Name:	Name: Joseph A. Podwika Title: Senior Vice President, General Counsel and Secretary

Note: No other person is required to sign the post-effective amendments to the registration statements in reliance upon Rule 478 under the Securities Act of 1933.